CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone Liquid Trust


     We consent to the use of our report dated July 26, 1996 which is incorporated by reference in the Form N-14 of Evergreen Money Market Trust dated May 22, l997 and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/ KPMG PEAT MARWICK LLP

                                             KPMG PEAT MARWICK LLP


Boston, Massachsuetts
May 20, 1997